Exhibit 10.24
VOTING AGREEMENT AND PROXY
This Voting Agreement and Proxy, dated as of March 5, 2009 (this “Agreement”), is entered by and between Four Rivers BioEnergy Inc., a Nevada corporation (the “Company”), and Kreido Biofuels, Inc., a Nevada corporation (the “Shareholder”).
W I T N E S S E T H:
WHEREAS, the Shareholder is the owner of record of 300,000 shares of common stock, par value $0.001 per share, of the Company (the “Escrow Shares”); and
WHEREAS, the Escrow Shares are subject to the terms of that certain Securities Escrow Agreement, of even date herewith, by and between the Company and the Shareholder (the “Escrow Agreement”); and
WHEREAS, the Shareholder deems it desirable to enter into this Agreement to benefit the Company pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of January 28, 2009, by and among the Company, the Shareholder and the other parties thereto.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:
Voting Agreement and Proxy.
General.
The Shareholder hereby agrees that at any time prior to the termination of the Escrow Agreement, the Company shall be entitled to direct the Shareholder, and the Shareholder shall take all action necessary or appropriate, in its capacity as a stockholder of the Company, to vote the Shares then held in escrow under the Escrow Agreement as directed by the Company.

The Shareholder does hereby make, constitute and appoint each of the Company’s Chief Executive Officer and the Company’s Chief Financial Officer, acting together or if only one shall be present that person with full power to act alone, its true and lawful attorney, for it and in its name, place and stead, to act as its proxy to vote and to execute written consents of shareholders in lieu of a meeting in respect to all of the Escrow Shares which are held in escrow under the Escrow Agreement on the record date of the matter then being acted upon by the Company’s shareholders. The Shareholder hereby gives and grants to its said attorneys full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully as it might or could do if personally present, with full power of substitution, appointment, and revocation, hereby ratifying and confirming all that its said attorneys shall do or cause to be done by virtue hereof. The proxy represented by this paragraph 1(b) is coupled with an interest, and this proxy shall not be revocable or revoked by the Shareholder, shall be binding upon the Shareholder’s successors and assigns, and shall insure to the benefit of the Company’s successors and assigns. This proxy shall be valid indefinitely and shall expire only on the termination of this Agreement pursuant to Section 1.3 below.
The Shareholder hereby represents and warrants to the Company that it has full power and authority to make, enter into and carry out the terms of this Agreement.
Lock Up Agreement. During the term of this Agreement, unless otherwise specifically permitted by the express terms of the Escrow Agreement, the Shareholder agrees that it will not, directly or indirectly: (i) sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in the Escrow Shares to any third party, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Escrow Shares.
Termination. This Agreement shall terminate upon the termination of the Escrow Agreement.
Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without the necessity of posting any bond) in order to enforce or prevent any violations of the provisions of this Agreement.
Further Assurances. From and after the date of this Agreement, the Shareholder shall from time to time, at the request of the Company and without further consideration, do execute and deliver, or cause to be done executed and delivered, all such other and further acts, things, instruments or documents as may be reasonably requested or required in order to provide to the Company the benefits contemplated by this Agreement.
Governing Law; Jurisdiction and Venue. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon each of the Company or the Shareholder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 5 below. Such mailing shall be deemed personal service and shall be legal and binding upon each of the Company and the Shareholder in any action, proceeding or claim.

Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two days after the date of mailing, as follows:
If to the Company, to:
Four Rivers BioEnergy Inc.
P.O. Box 1056
Calvert City, Kentucky 42029
Fax No.: (270) 395-0323
Attn: Stephen Padgett
with a copy to:
Golenbock Eiseman Assor Bell & Peskoe LLP
437 Madison Avenue, 40th Floor
New York, New York 10022
Fax No.: (212) 754-0330
Attn: Andrew H. Hudders, Esq.
If to the Shareholder, to:
Kreido Biofuels, Inc.
1070 Flynn Road
Camarillo, California 93010
Fax No.: (805) 384-0989
Attn: G.A. Ben Binninger and John Philpott
With a copy to:
DLA Piper LLP (US)
203 N. LaSalle Street, Suite 1900
Chicago, Illinois 60601
Fax No.: (312) 630-5322
Attn: John H. Heuberger, Esq.
Or to such other or additional person, or at such other address and/or fax number as one party shall, by written notice addressed to the other party, so indicate.
Miscellaneous.
This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns and shall not be enforceable by or inure to the benefit of any other third party.

No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.
No waiver hereunder shall be effective unless in a writing signed by the party to be charged.
This Agreement may be amended, modified, superseded, or canceled, and any of the terms hereof may be waived, only by a written instrument executed by the parties hereto.
This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.
[Intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first written above.

FOUR RIVERS BIOENERGY INC.
By:	/s/ Gary Hudson
	Name:	Gary Hudson
	Title:	President

KREIDO BIOFUELS , INC.
By:	/s/ G. A. Ben Binninger
	Name:	G.A. BenBinninger
	Title:	Chief Executive Officer
[Signature page to Voting Agreement and Proxy]

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